Exhibit 99.1

Preliminary Proxy Card – Subject to Change

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [ ], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
1515 ARAPAHOE STREET TOWER 1, SUITE 1600 DENVER, CO 80202	Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [ ], 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARKWEST ENERGY PARTNERS, L.P.

The Board of Directors of MWE GP recommends a vote FOR Proposals 1, 2 and 3:
		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Merger, dated as of July 11, 2015, as such agreement may be amended from time to time, by and among MPLX LP, MPLX GP LLC, Marathon Petroleum Corporation, Sapphire Holdco LLC and MarkWest Energy Partners, L.P., and the transactions contemplated thereby.	☐	☐	☐

2.	Proposal to approve, on an advisory, non-binding basis, the merger-related compensation payments that may become payable to MarkWest Energy Partners, L.P.’s named executive officers in connection with the merger.	☐	☐	☐

3.	Proposal to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve Proposal 1 at the time of the special meeting.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS OF THE GENERAL PARTNER.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MARKWEST ENERGY PARTNERS, L.P. SPECIAL MEETING OF COMMON UNITHOLDERS TO BE HELD ON [    ], 2015.

Our Proxy Statement is available at our website at www.markwest.com. Additionally, and in accordance with the SEC rules, you may access these materials at the cookies-free website at www.proxyvote.com.

You may also receive additional copies of our Proxy Statement by mail at no charge by contacting our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202 or by telephone at (303) 925-9200.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUR GENERAL PARTNER.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com.

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[●]

MARKWEST ENERGY PARTNERS, L.P.

1515 Arapahoe Street, Tower 1, Suite 1600

Denver, Colorado 80202

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNITHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned unitholder(s) of MarkWest Energy Partners, L.P. (the “Partnership”), having duly received the Notice of Special Meeting of Unitholders, hereby appoints Nancy K. Buese and John C. Mollenkopf, or either of them, each with full power of substitution and revocation, as proxy to represent the undersigned and to vote, as designated on the reverse side, and otherwise act in such proxyholders’ sole discretion as to any other matter properly raised before the meeting, in respect of all Partnership common units which the undersigned may be entitled to vote at the Special Meeting of Unitholders to be held on [            ], 2015 at [            ], local time, at MarkWest Energy Partners, L.P. at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, and at any adjournments or postponements thereof, with all of the rights and powers the undersigned would possess if personally present. If you need directions to be able to attend the meeting and vote in person, please contact our Investor Relations Department at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado 80202, or by telephone at (303) 925-9200.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side